HECLA MINING COMPANY
______________________________________

PROXY STATEMENT
IN OPPOSITION TO THE BOARD OF DIRECTORS
______________________________________

SOLICITATION OF PROXIES IN FAVOR OF ELECTING
CERTAIN PERSONS TO THE BOARD OF DIRECTORS


TO:  FELLOW SHAREHOLDERS OF HECLA PREFFERED B

	This Proxy Statement is furnished by David S. Miller and Thomas G. Miller, ("preferredholders") in connection with their solicitation of proxies to be used at the Annual Meeting of Shareholders of the Company on May 6, 2005 and at any adjournments, postponements rescheduling thereof (the "Annual
Meeting"). The Annual Meeting is to be held at Elk's Temple BPOE No. 3, 419
Cedar, Wallace, Idaho. At the Annual Meeting, the Company's current Board of Directors is requesting a preferred vote to elect its slate of two existing directors. Pursuant to this Proxy Statement, the "preferredholders" are soliciting proxies from preferred B holders of the Company to vote for a proposal (the "Proposal") to elect David S. Miller and Thomas G. Miller to the two open Board of Director seats.

	According to the Notice of Annual Meeting of Shareholders dated March 29, 2005, that only preferred holders can vote, the Company has fixed May 6, 2005 as the date of the Annual Meeting and March 10, 2005 as the record date for determining those preferred holders of the Company who will be entitled to vote at the Annual Meeting (the "Record Date"). This Proxy Statement and the enclosed proxy card are first being sent or are being given to shareholders in definite form on or about April 12, 2005.

THIS SOLICITATION IS BEING MADE BY THE "PREFERREDHOLDERS" AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT PROXY
AND VOTE FOR THE PROPOSAL BY SIGNING, DATING AND
MAILING THE ENCLOSED PROXY CARD.


	The "preferredholders" presently believe that it is necessary to replace the two current members of the Company's Board of Directors whose terms expire at the Annual Meeting with the "preferredholders" in order to revitalize the Company and enhance preferred B shares. The
"preferredholders" are dissatisfied with the Company's neglect of paying the arrear dividends that have accumulated.

	Accordingly, the "preferredholders" have decided to seek representation on the Board of Directors of the Company and, to that end, intend to solicit proxies from the Preferred B shareholders of the Company with respect to the Annual Meeting scheduled for May 6, 2005.

	The "preferredholders" intend to get elected to the two seats on the Board of Directors of the Company presently held by David J. Christensen and Dr.
Anthony P. Taylor whose three year terms expire at the 2005 Annual Meeting of Shareholders. If the shareholders are elected to the Board of Directors, they will be two (2) of the members of a nine (9) member board. As such, the Shareholders would not constitute a majority of the Board of Directors and would not control the Board or the Company's policies.

	Mr. David Miller and Thomas Miller do not have any arrangements or understanding with any of the current members of the Board of Directors or any of the other nominees, nor are they otherwise associated with those individuals in any way.

Reasons not to Re-elect the Company's Board of Directors' proposed slate.

	Set forth below is a summary of some of the reasons the "preferredholders" believe it is in the best interests of all Preferred B Shareholders not to re-elect the Company's Board of Directors' proposed slate and to elect the "preferredholders" to the Company's Board of Directors.

1.	Lack of Ownership of Hecla Preferred B

	Management's nominee directors have a total ownership of only 100 Hecla Preferred B shares. These 100 shares were purchased by Anthony P. Taylor just recently in January 2005. His much greater ownership of common shares provides him with a financial incentive to favor the common shareholders at the expense of the preferred shareholders. Mr. David J. Christensen was elected to the Board by the preferred B holders in May 2002. He owned no shares then and almost three years later he still does not own even a single share of Hecla Preferred B stock. He has no financial stake in the Preferred B Shares. His ownership of common shares provides him with a financial incentive to favor the common shareholders at the expense of the preferred shareholders.


Reasons to Elect "preferredholders" to the Board of Directors

1.  "Preferredholders" Financial Interest

Mr. David S. Miller directly owns 7000 shares and 22508 common shares. His wife owns 325 shares of the Preferred B in an IRA and his daughter 80 shares. Mr. Thomas G. Miller directly owns 2200 shares of the Hecla Preferred B.and 7,074 common shares. Charles E Miller, a brother to Thomas and David, holds 3185 shares of Hecla Preferred B. The Millers have a significant financial interest in Hecla Mining Preferred B shares.

2.  Education and Financial Background

       Mr. David Miller graduated from the University of Kansas with a degree in Electrical Engineering in 1969, spending 4 years in Engineering Design and Sales with a consulting firm, and a utility in Kansas City, Missouri. For 32 years he has been in the financial industry. In 1982, he started General Securities which is located in Kansas City and has 18 registered reps.

	Dr. Thomas G. Miller graduated from the University of Kansas with a degree in Mechanical Engineering and worked for IBM for 4 years. He also received his Masters Degree in Applied Mathematics. He graduated from the University School of Medicine in 1977 and started a medical practice in Kansas City which now has 40 doctors and 300 professionals. Both Mr. David Miller and Dr. Thomas Miller have experience in running a company and working knowledge of financial statements.

3.   Will be Independent Directors

	Neither Mr. David Miller nor Dr. Thomas Miller holds or has held any position or office with the Company, nor serves or has served as a director of the Company, nor has any other interest in respect of this Proxy Statement nor in any matter to be acted upon at the Annual Meeting. Neither Mr. David Miller nor Dr. Thomas Miller has received compensation from the Company. Neither Mr. David Miller nor Dr. Thomas Miller has any arrangement or understanding pursuant to which he is to be elected as a director of the Company. In addition, none of such individuals have been indebted to the Company or at any time had any interest in any transaction or series of transactions in which the Company is or will be a party. Neither Mr. David Miller nor Dr. Thomas Miller has any arrangement or understanding with respect to future employment with the Company or with respect to any future transactions with the Company.

VOTING YOUR SHARES

	The Company has set March 10, 2005 as the Record Date for determining the preferred holders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. So long as you are a preferred holder of record on the Record Date and have not subsequently revoked your proxy, if the enclosed proxy card is properly executed, dated and returned, your shares will be voted as directed on the proxy card, or if no direction is indicated thereon, FOR the "preferredholders" proposals.

	Whether or not you plan to attend the Annual Meeting, we urge you to vote FOR the Proposal by so indicating on the enclosed proxy card and immediately mailing it in the enclosed envelope. You may do this even if you have already sent in the (white) proxy solicited by the Company's current Board of Directors. It is the last dated proxy that counts. Execution and delivery of a proxy by a record holder will be presumed to be a proxy with respect to all shares unless the proxy specifies otherwise.

	You may revoke your proxy at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy), by signing and delivering (by any means, including facsimile) to the Secretary of the Company prior to the vote at the Annual Meeting a proxy relating to the same shares and bearing a later date, or by delivering (by any means, including facsimile) a written notice bearing a date later than the proxy to the Secretary of the Company. Unless revoked in the manner set forth above proxies in the form enclosed will be voted at the Annual Meeting on the Proposal in accordance with your instructions.


	IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD
	OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT
	PROXY AND VOTE FOR THE PROPOSAL BY SIGNING, DATING
	AND MAILING THE ENCLOSED PROXY CARD.

GENERAL

Solicitation of Proxies

	The solicitation of proxies pursuant to this Proxy Statement is being made by the "preferredholders." Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. The total expenditures to date in connection herewith have been approximately $1,000.
The "preferredholders" estimate that total expenditures in connection with this solicitation will aggregate approximately $5,000. The
"preferredholders" will personally bear the cost of this solicitation, although the "preferredholders" may seek reimbursement for all or some of its expenses without approval for such reimbursement unless such approval is required by Delaware Law.

Other Matters and Additional Information

The "preferredholders" are unaware of any other matters to be considered at the Annual Meeting. However, the "preferredholders" will bring before the Annual Meeting such proposals as they believe to be appropriate. Should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote on such matters as they may determine in their sole discretion.

Company's Proxy Materials

	Reference is made to the Company's proxy materials filed with the Securities and Exchange Commission by the Board of Directors of the Company for certain information about the Company's principal owners and certain other matters required to be discussed by the Company.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE "PREFERREDHOLDERS" NOMINEES TO THE BOARD AND FOR THE PROPOSAL, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

							THE PREFERREDHOLDERS

							David S. Miller

							Thomas G. Miller
April 28, 2005

       Tell your Board what you think! Your vote is important. No matter how many Preferred shares you own, please give the "preferredholders" your proxy FOR the election of the "preferredholders" Nominees by:

       1.	SIGNING the enclosed proxy card.

       2.	DATING the enclosed proxy card, and

       3.	MAILING the enclosed proxy card today in the envelope provided.

		If you have any questions or require any additional information concerning this Proxy Statement, please contact David Miller at the address listed immediately below:

		David S. Miller
		422 Armour Road
		North Kansas City, Missouri 64116

Telephone:	800-873-4365
Call Collect:	816-472-7170
Facsimile:	816-472-0317